Exhibit 10.2

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of February 5, 2022, is entered into by and between Anpac Bio-Medical Science Co., Ltd., a British Virgin Islands exempted company (the “Company”), and Ascent Investor Relations Inc. (the “Holder”), and amends the convertible debenture in the principal amount of $703,080 issued by the Company to the Holder on May 31, 2021 (the “Convertible Debenture”) pursuant to a Securities Purchase Agreement entered into between the Company and the Holder on May 31, 2021 (the “Securities Purchase Agreement”).

BACKGROUND

(A)	The Convertible Debenture is convertible into ADSs of the Company pursuant to their terms subject to a floor price of $1.00 per share.

(B)	The parties desire to reduce the floor price with respect to the Convertible Debenture pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and representations, warranties and covenants herein set forth, the parties hereto agree as follows:

1.	Definitions and interpretation

1.1       Capitalized terms not otherwise defined herein shall have the meanings set forth in the Convertible Debenture.

2.	Amendments to the Convertible Debentures

The parties hereto agree that the Convertible Debenture and shall be amended as set out below without the need to issue amended and restated certificates of such Convertible Debenture.

2.1        Amendment of Convertible Debenture. The definition of “Floor Price” in section 13(j) of the Convertible Debenture shall be deleted and replaced with the following:

13(j)     “Floor Price” means $0.10 per share.

3.	Representations and warranties

3.1	Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

(a)       it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)       it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(c)        the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

3.2       The Company represents and warrants to the Holder that any additional shares that may be issued as a result of this Agreement have been duly authorized and, when issued in accordance with the terms of the Convertible Debentures, shall be validly issued and duly authorized.

4.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment Agreement to be signed by their duly authorized officers.

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

By:	/s/ Chris Change Yu
Name:	Chris Chang Yu
Title:	Chairman of the Board of Directors and Chief Executive Officer

ASCENT INVESTOR RELATIONS INC.

By:	/s/ Tina Xiao
Name:	Tina Xiao
Title:	President